                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS

                                   EXHIBIT 11

                                         Three Months Ended
                                         ------------------
                                     November 30,  November 30,
                                         1996          1995
                                     ------------  ------------

Primary earnings:
Net income                           $ l,927,555   $ 2,560,264
                                     ===========   ===========

Shares:
Weighted average number of common
 shares outstanding                   21,l45,371    21,653,866
Assumed exercise of options
 and warrants                          l,339,648     l,967,782
                                     -----------   -----------
Weighted average number of common
 shares for primary
 calculation                          22,485,0l9    23,62l,648
                                     ===========   ===========

Primary earnings per share:          $      0.09   $      0.11
                                     ===========   ===========


                       STATEMENT REGARDING COMPUTATION OF
                              PER SHARE EARNINGS

                                  EXHIBIT 11

                                         Three Months Ended
                                     --------------------------
                                     November 30,  November 30,
                                         1996          1995
                                     ------------  ------------

Fully diluted
 earnings:
Net income                           $ l,927,555    $ 2,560,264
                                     ===========    ===========

Shares:
Weighted average number of common
 shares outstanding                   21,l45,371     21,653,866
Assumed exercise of options
 and warrants                          l,339,648      l,969,234
                                     -----------    -----------
Weighted average number of common
 shares for primary and
 fully diluted calculation            22,485,0l9     23,623,l00
                                     ===========    ===========

Fully diluted
 earnings per share:                 $      0.09    $      0.11
                                     ===========    ===========


                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS

                                   EXHIBIT 11
                                  (Continued)

                                         Nine Months Ended
                                         -----------------
                                     November 30,  November 30,
                                         1996          1995
                                     ------------  ------------

Primary:
Earnings:
Net income                           $ 6,224,l8l    $ 6,426,347
                                     ===========    ===========

Shares:
Weighted average number of common
 shares outstanding                   21,528,416     21,456,20l
Assumed exercise of options
 and warrants                          l,424,317      l,822,820
                                     -----------    -----------
Weighted average number of common
 shares for primary calculation       22,952,733     23,279,021
                                     ===========    ===========

Primary earnings per share:          $      0.27    $      0.28
                                     ===========    ===========


                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS

                                  EXHIBIT 11
                                  (Continued)

                                             Nine Months Ended
                                             -----------------
                                         November 30,  November 30,
                                             1996          1995
                                         ------------  ------------

Assuming full dilution:
Earnings:
Net income                               $ 6,224,l8l    $ 6,426,347
                                         ===========    ===========

Shares:
Weighted average number of common
 shares outstanding                       21,528,4l6     21,456,20l
Assumed exercise of options
 and warrants                              l,424,317      2,0l4,l20
                                         -----------    -----------

Weighted average number of common
 shares for fully diluted calculation     22,952,733     23,470,321
                                         ===========    ===========

Fully diluted earnings per share:        $       0.27   $      0.28
                                         ============   ===========